UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2020, FaceBank Group, Inc. (the “Company”) entered into that certain Share Purchase Agreement (the “SPA”), dated as of July 10, 2020, by and among the Company, C2A2 Corp. AG Ltd. (the “Purchaser”) and Aston Fallen (with respect to Section 3.01 of the SPA only). Pursuant to the terms of the SPA, the Purchaser agreed to acquire all of the 1,000 shares of Facebank AG common (“Facebank AG”) stock, held by the Company, which shares constitute 100% of the issued and outstanding shares of Facebank AG in exchange for a series of assignments, payments, releases, options and settlements as further described in the SPA (collectively, the “Transactions”). The Transactions closed on July 10, 2020. In connection with the Transactions, the Company redeemed an aggregate of 3,633,114 shares of Company common stock at a redemption price of $0.0001 per share and issued 4,833,114 new shares of Company common stock at a sale price of $0.0001 per share, resulting in a net issuance of 1,200,000 new shares of Company common stock. The redemptions and new issuance are further discussed below.

At the closing of the Transactions, the Purchaser delivered the following, among other things, to the Purchaser: (i) the sum of $1.00; and (ii) the following assignments and releases with respect to the issuance by FBNK Finance S.a.r.l. (“FBNK Finance”) of a total of EUR 50 million notes, portions of which were issued to the following investors pursuant to the terms and conditions (as to each such investor, the “Terms and Conditions”) related thereto and an underwriting agreement (the “Underwriting Agreement”) related thereto:

(i)	An assignment and release agreement between the Company, FBNK Finance and Joint Proficient Project Company Limited (“JP”), pursuant to which the EUR 6 million bond guarantee, initially issued by the Company to JP was assigned from the Company to FBNK Finance, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to JP or any other person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(ii)	A release agreement by and between the Company, FBNK Finance and IndexAtlas AG (“IndexAtlas”), to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(iii)	A release agreement by and between the Company, FBNK Finance and SERES Investments S.à r.l., SPF, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(iv)	A release agreement by and between the Company, FBNK Finance and Lazar Vision Fund LP, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(v)	A release agreement by and between the Company, FBNK Finance and Herculius Partners SA, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(vi)	A release agreement by and between the Company, FBNK Finance and Herculius Partners “Taurus” Fund c/o IFM Independent Fund Management, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(vii)	A release agreement by and between the Company, FBNK Finance and The Native SA, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(viii)	A release agreement by and between the Company, FBNK Finance and HLEE Finance S.à r.l. (“HLEE Finance”), to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto;

(ix)	A release agreement by and between the Company, FBNK Finance and Victor Iezuitov, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto; and

(x)	A release agreement by and between the Company, FBNK Finance and Jacques Girod, to include a full release of any obligations, guarantees or liabilities of any sort of the Company to any person, including with respect to the obligations of the Company pursuant to the Underwriting Agreement and the Terms and Conditions related thereto.

At the closing of the Transactions, John Textor and Victor Iezuitov resigned as directors and officers of Facebank AG and each of its subsidiaries.

Following the closing of the Transactions, the Purchaser agreed to take such actions as required to remove the name “Facebank” from the name of Facebank AG and any of its affiliated entities as soon as possible.

The SPA contains customary representations, warranties and covenants. The obligations of the parties to consummate the closing of Transactions was subject to satisfaction or waiver of customary closing conditions, in addition to the following, each of which documents described below were executed and delivered as of the closing:

(a)	Execution of that certain Mutual Release Agreement by each of the Company, Facebank AG, HLEE Finance, FBNK Finance, Nexway AG and Mr. Textor;

(b)	Completion of the issuance by the Company of 4,833,114 shares of the Company’s common stock to FBNK Finance, in consideration of the consummation of the transactions pursuant to the SPA and a purchase price of $0.0001 per share;

(c)	Termination of the consulting agreement between the Company and IndexAtlas and the cancellation of the issuance of the 200,000 shares of Company common stock issued to IndexAtlas, which were redeemed pursuant to the redemption agreement discussed below (together with 50,000 additional shares of Company common stock held by IndexAtlas);

(d)	Entry into a redemption agreement by and among the Company, on the one hand, and HLEE Finance and the respective stockholders listed therein, on the other hand, and the closing of the transactions under each such redemption agreement, wherein the Company redeemed an aggregate of 3,633,114 shares of Company common stock for redemption consideration of $0.0001 per share of Company common stock.

(e)	Execution by the Company and the Purchaser of a long form call agreement between the Company and the Purchaser allowing the Company to purchase 42% of Facebank AG’s shares, for a cash consideration of CHF 1 in total for the period of five years following the closing of the Transactions;

(f)	Termination of the Loan Documents (as defined below); and

(g)	Repayment by the Company to Nexway AG, or its designee, of the sum of $619,350, pursuant to that certain payment and termination agreement, as repayment of the loan that Nexway AG previously provided to the Company, and termination of such loan.

The closing of the Transactions was not subject to any financing condition.

The foregoing description of the SPA does not purport to be complete and are qualified in its entirety by reference to the full text of the SPA, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

On July 8, 2020, the Company entered into that certain Termination and Release Agreement (the “Termination Agreement”) dated as of July 8, 2020 by and between HLEE Finance and the Company. As previously disclosed, on or about March 11, 2020, the Company entered that certain Credit Agreement (the “Credit Agreement”) by and between the Company and HLEE Finance, pursuant to which HLEE Finance provided the Company with a loan facility in the amount of $100,000,000. Also on or about March 11, 2020, the Company issued a promissory note (the “Note”) to HLEE Finance in the amount of $100,000,000, and entered into that certain Security Agreement by and between the Company and HLEE Finance (collectively with the Credit Agreement and the Note, the Loan Documents”). No amounts were loaned to the Company pursuant to the Loan Documents, and no amounts or payments are due to HLEE Finance pursuant to the Loan Documents.

Pursuant to the terms of the Termination Agreement, as of July 8, 2020, the Company and HLEE Finance agreed to terminate each of the Loan Documents and agreed that each Loan Document is null and void and of no further force and effect. As of July 8, 2020, (i) all obligations under the Loan Documents are terminated and satisfied in full, (ii) the commitment of HLEE Finance to make any loans to the Company under any Loan Document is automatically terminated, (iii) the liens and security interests granted pursuant to the Loan Documents are automatically and irrevocably released and terminated in their entirety and are of no further force or effect.

Each of the parties agreed to a full release relating to any claims arising or based on or relating to events or actions which occurred any at any point in the past and up to and including July 8, 2020.

The foregoing description of the Termination Agreement does not purport to be complete and are qualified in its entirety by reference to the full text of the Termination Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement dated as of July 10, 2020 by and among the registrant, C2A2 Corp. AG Ltd. and Aston Fallen (with respect to Section 3.01 thereof only).
10.2	Termination and Release Agreement dated as of July 8, 2020 by and between HLEE Finance S.a.r.l. and the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: July 14, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer